Exhibit 10.38

LEASE AMENDMENT NO. 13

THIS LEASE AMENDMENT NO. 13 (this “Amendment”) is made and entered into effective as of February 4, 2022 (the “Effective Date”) by and between SDCO GATEWAY COMMERCE I & II, INC., a Delaware corporation (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals:

WHEREAS, by Lease dated with a Lease Reference Date as of May 25, 2006 between Landlord and Tenant (the “Original Lease”), as amended by Lease Amendment No. 1 dated March 2, 2010 (the “First Amendment”), Lease Amendment No. 2 dated May 24, 2010 (the “Second Amendment”), Lease Amendment No. 3 dated July 1, 2010 (the “Third Amendment”), Lease Amendment No. 4 dated February 17, 2011 (the “Fourth Amendment”), Lease Amendment No. 5 dated May 1, 2011 (the “Fifth Amendment”), Lease Amendment No. 6 dated July 7, 2011 (the “Sixth Amendment”), Lease Amendment No. 7 dated July 23, 2012 (the “Seventh Amendment”), Lease Amendment No. 8 dated September 25, 2012 (the “Eighth Amendment”), Lease Amendment No. 9 dated June 12, 2013 (the “Ninth Amendment”), Lease Amendment No. 10 dated May 26, 2015 (the “Tenth  Amendment”), Lease Amendment No. 11 dated November 9, 2017 (the “Eleventh Amendment”) and Lease Amendment No. 12 dated December 12, 2019 (the “Twelfth Amendment”) (which Original Lease together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment and all Commencement Date Agreements executed by Landlord and Tenant in connection therewith are herein together called the “Lease”), the leased space comprising Suite 150 measuring approximately 34,890 square feet (collectively, the “Premises”), within that part of the Building (as defined in the Lease) known as Gateway Commerce II, at 2801 Gateway Drive, Irving, Texas 75063 was leased to Tenant upon the terms and subject to the conditions contained in the Lease; and

WHEREAS, Landlord and Tenant have agreed to modify the Lease in the manner hereinafter appearing.

Agreement:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree to the following:

1.Recitals; Definitions.  The above Recitals are true and correct and are incorporated herein by reference.  Capitalized but otherwise undefined terms herein shall have the meanings set forth for such terms in the Lease.

2.Extension of Term.  Notwithstanding anything to the contrary contained in the Lease, the Lease Term is extended from its current expiration date of October 31, 2022, so that the same shall expire on October 31, 2024 unless sooner terminated as provided in the Lease as modified by this Amendment.   As of the Effective Date, all references to the Term in the Lease shall mean the Term as extended by this Amendment.  Tenant shall have no further right to extend the Term of the Lease except only as set forth in Paragraph 7 below.

3.“As-Is” Delivery.  Subject to compliance by Landlord with its repair and maintenance obligations in the Lease, Tenant accepts the Premises for the Term as extended by this Amendment in its “AS-IS” condition.  Landlord shall not be required to perform any demolition work or tenant finish work in the Premises nor to provide any allowances therefor.

4.Rent.  Rent shall remain payable as set forth in the Lease through October 31, 2022.  Thereafter and notwithstanding anything to the contrary contained in the Lease, the Annual Rent and Monthly Installment of Rent for the Premises during the Term, as extended by this Amendment, shall be as follows:

Period		Rentable Square	Annual Rent	Annual	Monthly
		Footage	Per Square Foot	Rent	Installment of Rent
11/1/2022	10/31/2023	34,890	$21.00	$732,690.00	$61,057.50
11/1/2023	10/31/2024	34,890	$21.50	$750,135.00	$62,511.25

All other charges due under the Lease with respect to the Premises including Tenant’s Proportionate Share of excess Expenses and Taxes over Base Year (Expenses) and Base Year (Taxes) respectively (as modified by Paragraph 5 below), shall remain payable as set forth in the Lease during the remainder of the Term as extended by this Amendment.  Tenant shall be responsible for payment of its own utilities and janitorial costs. At Landlord’s request and to the extent not already occurring, all Rent shall be paid to Landlord by Electronic Funds Transfer (EFT), Automated Clearing House (ACH) or wire transfer to the bank account specified by Landlord, or to such other person or at such other place and/or by such other methods as Landlord may from time to time designate in writing.  Upon request, Tenant agrees to cooperate with Landlord to complete all necessary forms in order to accomplish such method of payment.

5.Base Year.  Effective as of November 1, 2022 and continuing for the remainder of the Term as extended by this Amendment, the Lease is revised so that (i) Base Year (Expenses) shall be Expenses for January 1, 2022 to December 31, 2022 and (ii) Base Year (Taxes) shall be Taxes for January 1, 2022 to December 31, 2022.

6.Parking.  During the renewal term, Tenant shall continue to have the right to use up to one hundred forty (140) unreserved parking spaces in the surface parking areas associated with the Building, free of charge, and on a “first come” “first served” basis for passenger-size automobiles only.

7.Renewal Option. The renewal option set forth in Paragraph 6 of the Twelfth Amendment is deleted and is of no further force or effect. Instead, provided that (i) no uncured Event of Default then exists under the Lease, and (ii) Tenant provides Landlord with written notice (which notice shall be irrevocable) of its intention to exercise its option by no later than February 1, 2024 (time being of the essence), Tenant shall have the option to renew the Lease for a fixed twelve (12) month term ending on October 31, 2025 with the Monthly Installment of Rent increased to $63,965.00 (calculated at the annual rental rate of $22.00 per square foot) and otherwise on the terms, covenants and conditions of the Lease including the obligation to pay all additional rent, charges and other payments due under the Lease as set forth therein. The Premises shall be taken by Tenant during the renewal term, in its “AS-IS” condition and Landlord shall have no liability to perform any renovation work nor to provide any improvement allowances therefor.  Upon exercise of this option, Tenant shall, if so requested by Landlord, execute an amendment to the Lease confirming the exercise of the option and the new Monthly Installment of Rent for the Premises during the renewal term.  Landlord’s failure to prepare or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of this option or alter Tenant’s obligations during the renewal term as determined hereby.  This option shall terminate and be of no further force or effect if (a) Landlord terminates Tenant’s right to possession due to an Event of Default, or (b) Tenant subleases the Premises or assigns the

Lease, in each case other than to an Affiliate. Upon exercise of this renewal option Tenant shall have no further right to extend the Term of the Lease other than by agreement with Landlord in its sole discretion.

8.Landlord’s Address for Notices.  Landlord’s Address in the Reference Pages attached to and made part of the Lease is deleted and the following is substituted instead:

Landlord’s Address:	SDCO Gateway Commerce I & II, Inc.
c/o RREEF Management L.L.C.
200 Crescent Court, Suite 510
Dallas, Texas 75201
Attention: Asset Manager
and
SDCO Gateway Commerce I & II, Inc.
c/o RREEF Management L.L.C.
222 South Riverside Plaza, 34th Floor
Chicago, Illinois 60606
Attention: Portfolio Manager

9.Landlord Remedies in the Event of a Default.  Section 19.3 in the Original Lease, as amended, is further amended so that the Concession Amount as therein defined shall include the aggregate of all amounts expended by Landlord for brokers’ commissions payable by reason of this Amendment.

10.Authority.  Tenant represents and warrants that Tenant has been and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Amendment.  Tenant warrants that the person executing this Amendment on behalf of Tenant has been duly authorized to sign on behalf of Tenant by appropriate actions. Landlord represents and warrants that Landlord has been and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Amendment.  Landlord warrants that the persons executing this Amendment on behalf of Landlord have been duly authorized to sign on behalf of Landlord by appropriate actions.

11.Exculpation.  Article 41 of the Original Lease shall apply in full to this Amendment.

12.Brokerage.  Landlord and Tenant each hereby warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than Fults Commercial, LLC (representing Landlord) and CBRE, Inc. (representing Tenant), whose commissions shall be paid by Landlord pursuant to separate written agreements. Landlord and Tenant shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party in respect of this Amendment.

13.Ratification.  Landlord and Tenant hereby ratify and affirm the Lease, and agree that the Lease is and shall remain in full force and effect, except as expressly amended hereby.

14.Successors and Assigns.  The covenants, conditions, provisions and agreements contained in this Amendment shall bind the parties and their successors and assigns and inure to the benefit of the parties and their successors and assigns.

15.Counterparts. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. To facilitate execution of this Amendment, the parties may execute and exchange signature pages via electronic mail (*.pdf or DocuSign). All such signatures may be used in the place of original "wet ink" signatures to this Amendment and shall have the same legal effect as the physical delivery of an original “wet ink” signature.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is hereby executed by Landlord and Tenant as of the Effective Date.

LANDLORD:

SDCO GATEWAY COMMERCE I & II, INC.,
a Delaware corporation

By:	/s/ Kim M. Boudreau
Kim M. Boudreau
Authorized Signatory

By:	/s/ Stephen J. George
Stephen J. George
Authorized Signatory

TENANT:
REATA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Operating Officer and Executive
Vice President